Exhibit 99.1

IMMEDIATE RELEASE

Media Contacts:	Investor Contact:
Natalie de Vane	Justin Victoria
Wyeth Pharmaceuticals	Wyeth
(484) 865-5139	(973) 660-5340

Douglas Petkus
Wyeth
(973) 660-5218

Wyeth and Nycomed Announce Court Denial of Preliminary Injunction

Madison, N.J., September 6, 2007 – Wyeth (NYSE:WYE), and its business partner Nycomed GmbH, announced today that the United States District Court for the District of New Jersey denied Wyeth’s and Nycomed’s motion for a preliminary injunction against Teva Pharmaceuticals USA, Inc. and Sun Pharmaceuticals Inc. seeking to prevent the launch of a generic version of PROTONIX® (pantoprazole sodium) prior to resolution of ongoing patent litigation between the parties. The Court determined that Teva had raised sufficient questions about the validity of the patent to preclude issuance of the extraordinary remedy of a preliminary injunction. The Court did not conclude that the patent was invalid and emphasized that its findings were preliminary.

The case will now proceed to trial, and the Court stated that the generic companies would need to meet a higher burden of proof, clear and convincing evidence.

Wyeth and Nycomed continue to believe that the PROTONIX patent is valid and enforceable, and will continue to pursue the litigation.

Wyeth and Altana Pharma AG (recently acquired by Nycomed) sued Teva and Sun for patent infringement based on Teva’s and Sun’s filing of Abbreviated New Drug Applications (ANDAs) seeking U.S. Food and Drug Administration (FDA) approval to market generic versions of PROTONIX before the patent expires on July 19, 2010. Under the Hatch-Waxman Act, the filing of the lawsuit stayed final FDA approval of Teva’s ANDA until August 2, 2007, and Sun’s ANDA until September 8, 2007. In anticipation of the end of those stays, Wyeth and Nycomed filed a motion for preliminary injunction to prevent launch of a generic product pending the resolution of the lawsuit.

Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products and non-prescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

The statements in this press release that are not historical facts are forward-looking statements based on current expectations of future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In particular, we note that the outcome of future proceedings in this litigation cannot be predicted with certainty, and it is possible that we will not be able to prevent Teva and/or Sun from launching generic products, which likely would negatively impact sales of Protonix significantly. Other risks and uncertainties include the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products, including with respect to our pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; data generated on our products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; economic conditions including interest and currency exchange rate fluctuations; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, Risk Factors.” The forward-looking statements in this press release are qualified by these risk factors. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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